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                                                                    EXHIBIT 99.J



CONSENT OF INDEPENDENT AUDITORS




The Expedition Funds:

We consent to the incorporation by reference in Post-Effective Amendment No. 34 to Registration Statement No. 33-30950 of our report dated December 7, 1999 appearing in the Annual Report to Shareholders-October 31, 1999 and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which is a part of such Registration Statement.

/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
Princeton, New Jersey
February 28, 2000